Exhibit A
Joint Filing Agreement
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of a statement on Schedule 13D (including all amendments thereto) (the “Statement”) with respect to the common stock, par value $0.001, of Sequenom, Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such Statement. In evidence whereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of this 21st day of May, 2008.

SIEMENS VENTURE CAPITAL GMBH
By:	/s/ DR. RALF SCHNELL
	Name:	Dr. Ralf Schnell
	Title:	CEO

By:	/s/ THOMAS KOLBINGER
	Name:	Thomas Kolbinger
	Title:	CFO

SIEMENS BETEILIGUNGEN INLAND GMBH
By:	/s/ CHRISTIAN HOMERING
	Name:	Christian Homering
	Title:	Managing Director

By:	/s/ DR. OTMAR N. SCHMITT
	Name:	Dr. Otmar N. Schmitt
	Title:	Managing Director

SIEMENS AKTIENGESELLSCHAFT
By:	/s/ DOMINIK ASAM
	Name:	Dominik Asam
	Title:	Managing Director and CEO Siemens Financial Services GmbH

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By:	/s/ SOLMS U. WITTIG
	Name:	Solms U. Wittig
	Title:	General Counsel Corporate and SFS

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